                                                                 Exhibit (d)(7)

                         CONTINGENT PAYMENT AGREEMENT

   This Contingent Payment Agreement ("Agreement") is entered into on August 8, 2002, among Dickerson Wright ("Selling Stockholder"), Bureau Veritas Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Bureau Veritas, S.A. ("BVHI"), and Voice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of BVHI ("Purchaser").

                                   RECITALS

   A. Bureau Veritas, S.A., a societe anonyme organized under the laws of the French Republic ("Parent"), Purchaser and U.S. Laboratories Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") providing for the acquisition of the Company by Parent on the terms and subject to the conditions set forth therein. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

   B. In order to induce Parent and Purchaser to enter into the Merger Agreement, Selling Stockholder has agreed that, upon the consummation of the Offer, a total of five million dollars ($5,000,000) of the aggregate purchase price that otherwise would be payable to Selling Stockholder pursuant to the Offer shall be deposited with Citibank, N.A., as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to an Escrow Agreement (as defined in
Section 4.3), to be disbursed as provided for in this Agreement and the Escrow Agreement.

   NOW, THEREFORE, in consideration of the premises and of the respective covenants and provisions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

   For purposes of this Agreement, the terms listed below have the following meanings.

   1.1 Acquired Business. The business of the Company and its subsidiaries, including any business acquired directly or indirectly by the Company on or after the date hereof with the prior written consent of BVHI.

   1.2 Change of Control. (a) The consummation of the acquisition by a third party which is not an affiliate of the Company of more than 50% of the outstanding voting securities of the Company (other than the acquisition contemplated pursuant to the Merger Agreement), (b) the consummation of a merger, consolidation or other reorganization of the Company (other than the merger contemplated by the Merger Agreement or a simple reincorporation of the Company in another jurisdiction) if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent more than 50% of the voting securities (on a fully diluted basis) of the surviving or resulting entity after such merger, consolidation or other reorganization, or (c) the sale of all or substantially all of the assets of the Company to a third party which is not an affiliate of the Company.

   1.3  EBIT.  The meaning assigned to such term in Article IV.

   1.4 GAAP. United States generally accepted accounting principles applied consistently with the preparation of the financial statements of the Company and its subsidiaries for the two years ended December 31, 2001.

   1.5 Stay Bonuses. Those certain bonuses and similar payments in an aggregate amount not to exceed $1.865 million payable to those persons listed in Schedule A hereto.

   1.6 Transaction. The acquisition by BVHI of the Company pursuant to the Merger Agreement.

                                  ARTICLE II

                          DEPOSIT OF ESCROWED AMOUNT

   2.1 Selling Stockholder agrees that, upon the consummation of the Offer, the sum of five million dollars ($5,000,000) (the "Escrowed Amount") out of the aggregate purchase price which otherwise would be payable to Selling Stockholder pursuant to the Offer shall be deposited with the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement and this Agreement. Selling Stockholder hereby irrevocably waives any claims that Selling Stockholder may have to receive payment of the Escrowed Amount upon consummation of the Offer, including, without limitation, any claims under Rule 14d-10 under the Securities Exchange Act of 1934, as amended.

                                  ARTICLE III

                              CONTINGENT PAYMENT

   3.1 Amount. Selling Stockholder shall be entitled to that portion of the Escrowed Amount set forth in the following table based upon the EBIT of the Acquired Business for the year ending December 31, 2002 as provided for in such table. The amount payable to Selling

Stockholder pursuant to the preceding sentence is hereinafter referred to as the "Payment Amount."

                                                                  then the Payment
If EBIT of the Acquired Business for 2002 is:                    Amount shall equal:
---------------------------------------------                    -------------------
greater than $8.5 million                                           $5.0 million
greater than $8.4 million but equal to or less than $8.5 million    $4.5 million
greater than $8.3 million but equal to or less than $8.4 million    $4.0 million
greater than $8.2 million but equal to or less than $8.3 million    $3.0 million
greater than $8.1 million but equal to or less than $8.2 million    $2.0 million
greater than $8.0 million but equal to or less than $8.1 million    $1.0 million

   If EBIT of the Acquired Business for 2002 is equal to or less than $8.0 million, the Payment Amount shall be zero ($0).

   3.2 Change of Control If there is a Change of Control prior to January 1, 2003 or the employment of Selling Stockholder is terminated without Cause prior to January 1, 2003 under that certain Employment Agreement between Selling Stockholder and the Company, then the Payment Amount shall be $5 million.

   3.3  Installment Sale Treatment; Gross Up Payment

   (a) The parties to this Agreement intend that the escrow arrangement established pursuant to this Agreement and the Escrow Agreement shall be treated as an "installment obligation", and the payments of the Payment Amount to Selling Stockholder shall be treated as installment payments on the sale of stock of the Company eligible for deferral of gain recognition under the "installment method" under Section 453(a) of the Internal Revenue Code, as amended (the "Code") and corresponding provisions of state and local tax law, and the Transaction, including the payments of the Payment Amount shall be so reported on a consistent basis by the parties to this Agreement. Subject to the provisions of Sections 3.3(b) and (c), if it is determined by the Internal Revenue Service or other tax authority that the payment of the Payment Amount (the "Payment") is not so eligible, resulting in federal, state, or local taxes imposed on Selling Stockholder in excess of the taxes that would be imposed if the Payment Amount were so eligible taking into account all tax years of Selling Stockholder (such excess tax to be referred to as the "Additional Tax"), then, provided that BVHI has exhausted its remedies pursuant to Sections 3.3(b) and (c), BVHI shall pay to Selling Stockholder an additional payment (a "Gross Up Payment") in an amount such that after payment by Selling Stockholder of all taxes and any benefits that result from the deductibility by Selling Stockholder of such taxes, including any income taxes imposed upon the Gross Up Payment, Selling Stockholder retains an amount of Gross Up Payment equal to the Additional Tax.

   (b) Selling Stockholder shall notify BVHI in writing of any claim by the Internal Revenue Service or other tax authority that, if successful, would require the payment by BVHI of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Selling Stockholder is informed in writing of such claim and shall apprise BVHI of the nature of such claim and the date on which such claim is requested to be paid. Selling Stockholder shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to BVHI (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If BVHI notifies Selling Stockholder in writing prior to the expiration of such period that it desires to contest such claim, Selling Stockholder shall:

      (i) give BVHI any information reasonably requested by BVHI relating to such claim;

      (ii) take such action in connection with contesting such claim as BVHI shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by BVHI,

      (iii) cooperate with BVHI in good faith in order effectively to contest such claim, and

      (iv) permit BVHI to participate in any proceedings relating to such claim; provided, however, that BVHI shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Selling Stockholder harmless, on an after-tax basis, for income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3.3(b), BVHI shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Selling Stockholder to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Selling Stockholder agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as BVHI shall determine; provided, however, that if BVHI directs Selling Stockholder to pay such claim and sue for a refund, BVHI shall advance the amount of such payment to Selling Stockholder, on an interest-free basis and shall indemnify and hold Selling Stockholder harmless, on an after-tax basis from any income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Selling Stockholder with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, BVHI's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Selling Stockholder shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

   (c) If, after the receipt by Selling Stockholder of an amount advanced by BVHI pursuant to Section 3.3(a) or 3.3(b), Selling Stockholder becomes entitled to receive any refund with respect to such claim, Selling Stockholder shall (subject to BVHI's complying with the requirements of Section 3.3(b), if applicable) promptly pay to BVHI the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Selling Stockholder of an amount advanced by BVHI pursuant to
Section 3.3(b), a determination is made that Selling Stockholder is not entitled to any refund with respect to such claim and BVHI does not notify Selling Stockholder in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                  ARTICLE IV.

                         DETERMINATION OF EBIT; ESCROW

   4.1 Manner of Computation. For purposes of this Agreement, "EBIT" of the Acquired Business shall mean the consolidated earnings of the Acquired Business from operations before interest income and expense and corporate income taxes. EBIT shall be determined in accordance with GAAP. In determining such EBIT:

      (a) EBIT shall, except as otherwise provided for herein, be computed without regard to "extraordinary items" of gain or loss, as that term is defined in GAAP;

      (b) EBIT shall not include any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business;

      (c) No deduction shall be made for any corporate charges or their equivalent charged by Parent or any of its subsidiaries or affiliates to the Acquired Business;

      (d) No deduction shall be made for any increased depreciation or amortization resulting from the Transaction or any charge recorded by the Company as a result of the adoption of FASB 142 or any change in GAAP between the date hereof and December 31, 2002;

      (e) No deduction shall be made for any expenses incurred or arising from the Transaction, including financial advisory or finder fees, legal and accounting fees, printing and transfer agent fees, the costs of any tail director and officer insurance policy purchased in connection with the Transaction and approved by Purchaser and accruals for the Stay Bonuses (except to the extent provided for in clause (f) below;

      (f) EBIT shall include an accrual for bonuses payable by the Company in the ordinary course of business and consistent with past practice, whether or not included in the Stay Bonuses;

      (g) In the case of acquisitions consummated after the date hereof and approved in writing by Parent, EBIT shall include earnings before interest income and expense and corporate income tax generated or incurred after the date of consummation of such acquisition;

      (h) EBIT shall include non-capitalized acquisition expenses for completed acquisitions and expenses for failed acquisitions to the extent, in each cae, required by GAAP to be expensed; and

      (i) EBIT shall not include charges to the extent resulting from material changes to the business made by Parent on or prior to December 31, 2002 that adversely impact calculation of, or the ability of the Company to achieve, the EBIT targets contemplated in Section 3.1.

   4.2  Preparation of Balance Sheet and Income Statement; Determination of
EBIT.

      (a) Not later than March 31, 2003 (or such later date as the parties may agree in writing), BVHI shall, at its expense, cause to be prepared and delivered to Selling Stockholder:

          (i) a balance sheet (the "Balance Sheet") as at December 31, 2002 and income statement (the "Income Statement") for the year ending December 31, 2002 for the Acquired Business, which Balance Sheet and Income Statement shall: (a) be audited by PricewaterhouseCoopers LLP (the "Auditors"), whose audit report therein shall be unqualified, (b) be prepared in accordance with GAAP, and (c) include all year-end accruals which would be required in accordance with financial statements prepared in accordance with GAAP as of the end of a fiscal year;

          (ii)  a written report of the Auditors substantially in the form of
       Exhibit 1 setting forth the determination of the amount of EBIT for the Acquired Business for the year ending December 31, 2002 determined in accordance with GAAP together with a written statement of the Auditors that the EBIT amount has been determined in accordance with GAAP; and

          (iii) a written statement of the Auditors setting forth the Payment Amount agreed upon the amount of EBIT so determined calculated in accordance with Article IV;

      (b) The Balance Sheet and Income Statement delivered by BVHI to Selling Stockholder and the determination of EBIT for the year ending December 31, 2002 and Payment Amount pursuant to Section 4.2(a) shall be the final determination thereof and be binding and conclusive upon BVHI and Selling Stockholder unless Selling Stockholder delivers to BVHI an objection thereto in writing signed by Selling Stockholder specifying in reasonable detail the nature and grounds for such objection within 30 days after the date of delivery of such Balance Sheet and Income Statement to Selling Stockholder. BVHI and Selling Stockholder shall promptly thereafter consult with one another, in good faith, in an effort to resolve such dispute. If they fail to resolve such objection within 30 days after the receipt of said objection, such dispute shall be submitted within 7 days for resolution to an internationally recognized firm of independent certified public accountants to be agreed between BVHI and Selling Stockholder other than any firm which performs, or within the past three years performed, audits for any of Parent, BVHI, the Company or Selling Stockholder (such accounting firm being referred to herein as the "Arbitrating Accountants"). The Arbitrating Accountants shall be instructed to resolve such dispute within 45 days and their determination shall be final and binding on the parties.

      (c) If the Arbitrating Accountants determine that the EBIT has been understated by three (3%) percent or more, then BVHI shall pay the Arbitrating Accountants' fees, costs and expenses. If EBIT has not been understated or has been understated by less than three (3%) percent, then Selling Stockholder shall pay the Arbitrating Accountants' fees, costs and expenses.

   4.3  Escrow.

      (a) Upon the consummation of the Offer, Parent, BVHI, Purchaser and Selling Stockholder shall enter into an escrow agreement substantially in the form of Exhibit 2 (the "Escrow Agreement"), and Purchaser shall deposit the Escrowed Amount with the Escrow Agent.

      (b) If and when the Payment Amount is finally determined, then either BVHI or Selling Stockholder shall provide written notice of such determination (including a copy of such determination) to the Escrow Agreement and the other party. The Escrowed Amount shall then be disbursed as provided for in the Escrow Agreement.

                                  ARTICLE V.

                                 MISCELLANEOUS

   5.1 Benefit of Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall not be assignable by Selling Stockholder, other than to his legal representatives pursuant to the laws of descent and distribution.

   5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

   5.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the sixth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission between the hours of 9:00 a.m. and 5:00 p.m. in the recipient party's time zone, with a copy mailed on the same day in the manner provided in
(a) or (b) above, when transmitted. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to BVHI or Purchaser to:

              c/o Bureau Veritas, S.A.
              17 bis, Place des Reflets
              La Defense 2
              92400 Courbevoie, France
              Attention: Francois Tardan and Anne-France Saugnac
              Fax: 011-331-4291-5488

          With a copy to:

              Thelen Reid & Priest LLP
              40 West 57/th/ Street
              New York, New York 10019
              Attn: Burton K. Haimes
              Fax: (212) 603-2001

          (b) if to Selling Stockholder, to:

              Dickerson Wright
              14175 Biscayne Place
              Poway, California 92064
              Fax: (848) 487-4739
              Telephone: (848) 487-4787

          With a copy to:

              O'Melveny & Myers LLP
              Suite 100
              114 Pacifica
              Irvine, California 92618
              Attn: J. Jay Herron
              Fax: (949) 737-2300

   5.5 Captions. The captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article or Section hereof.

   5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

   IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed in multiple original counterparts as of the date set forth above.

                                              BUREAU VERITAS HOLDINGS, INC.

                                              By:    /s/  FRANK PIEDELIEVRE
                                                  -----------------------------
                                                     Name: Frank Piedelievre
                                                  Title: Chairman of the Board
                                                          and President

                                              VOICE ACQUISITION CORP.

                                              By:    /s/  FRANK PIEDELIEVRE
                                                  -----------------------------
                                                     Name: Frank Piedelievre
                                                  Title: Chairman of the Board
                                                          and President


                                                      /s/  DICKERSON WRIGHT
                                                  -----------------------------
                                                        Dickerson Wright

                                                                      EXHIBIT 1

                            Issued by the Auditors
                       Report of Independent Accountants

To the Management of BVHI
To Mr. Dickerson Wright

   We have audited the accompanying special-purpose consolidated balance sheet of U.S. Laboratories Inc. and subsidiaries as of December 31, 2002 and related income statement of U.S. Laboratories Inc. and subsidiaries for the year ended December 31, 2002. This financial statement is the responsibility of U.S. Laboratories Inc.'s management; our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying special-purpose financial statement was prepared for the purpose of determining EBIT of the Acquired Business for the year ended December 31, 2002 and the Payment Amount as provided for in Section 3.1 of the Contingent Payment Agreement (the "Agreement") dated August 8, 2002 among Bureau Veritas Holdings, Inc., a Delaware corporation ("BVHI"), Dickerson Wright and Voice Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of BVHI.

   In our opinion, the special-purpose financial statement referred to above and the accompanying statements of EBIT of the Acquired Business for the year ended December 31, 2002 and Payment Amount present fairly, in all material respects, the consolidated financial position of the Acquired Business at, and for the year ended, December 31, 2002 in accordance with the terms of the Agreement described in the preceding paragraph.

   This report is intended solely for the information and use of the management of BVHI and Dickerson Wright and should not be used for any other purpose.

Auditor Signature

                , 2003

                                                                       Exhibit 2
                                                                       ---------


                       Citibank Custody & Advisor Services


                                    Agreement
                                      among
                                 Citibank, N.A.
                                as "Escrow Agent"
                                       and


                              Bureau Veritas, S.A.,
                              ---------------------
                                   ("Parent")


                         Bureau Veritas Holdings, Inc.,
                         ------------------------------
                                    ("BVHI")


                            Voice Acquisition Corp.,
                            ------------------------
                                  ("Purchaser")


                                       and


                                Dickerson Wright
                                ----------------
                             ("Selling Stockholder")





                                     361085
                         ------------------------------
                                (Account Number)




                      Citibank Escrow Agent Custody Account

      THIS ESCROW AGREEMENT is made this     day of       , 2002 (the "Escrow
                                         ---        ------
Agreement") among Bureau Veritas, S.A., a French societe anonyme ("Parent"), Bureau Veritas Holdings, Inc., a Delaware corporation and subsidiary of Parent ("BVHI"), Voice Acquisition Corp., a Delaware corporation and subsidiary of BVHI ("Purchaser"), Dickerson Wright, a resident of California ("Selling Stockholder"), and CITIBANK, N.A. (the "Escrow Agent" herein).

      The above-named parties appoint said Escrow Agent with the duties and responsibilities and upon the terms and conditions provided in Schedule A annexed hereto and made a part hereof.

      ARTICLE FIRST: The above-named parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

           a) The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule A annexed hereto. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

           b) The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party and believed by the Escrow Agent to be genuine without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

           c) Each of BVHI and Selling Stockholder, jointly and severally, agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder in order to recover fees payable to Escrow Agent hereunder.

           d) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. Each of BVHI and Selling Stockholder, jointly and severally, agrees to reimburse the Escrow Agent on demand for reasonable legal fees, disbursements and expenses so incurred and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

           e) The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

           f) The Escrow Agent shall invest the property held in escrow in such a manner as directed in Schedule A annexed hereto, which may include deposits in Citibank and mutual funds advised, serviced or made available by Citibank or its affiliates even though Citibank or its affiliates may receive a benefit or profit therefrom.

           The parties to this agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed, by Citibank/Citicorp nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

           g) In the event of any disagreement between/among any of the parties to this Agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow Fund, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 calendar days' notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

           h) The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

           i) Notice to the parties shall be given as provided in Schedule A annexed hereto. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or a banking holiday in New York, such time shall be extended to the next day on which the Escrow Agent is open for business.

      ARTICLE SECOND: The Escrow Agent shall make payments of income earned on the escrowed property as provided in Schedule A annexed hereto. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for non-resident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property.

      ARTICLE THIRD: The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 30 calendar days written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder, but only effective upon the appointment of a successor escrow agent. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents and the entire Escrow Fund to any successor Escrow Agent that Parent and Selling Stockholder agree in writing with a copy of such material forwarded to the resigning Escrow Agent. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

      ARTICLE FOURTH: Parent and Selling Stockholder may, by mutual written agreement, with a copy of such agreement forwarded to the Escrow Agent, at any time substitute a new Escrow Agent by giving ten days' notice thereof to the current Escrow Agent then acting and paying all fees and expenses of the current Escrow Agent. Any such substitution shall terminate all obligations and duties of the Escrow Agent hereunder, but only effective upon the appointment of a successor escrow agent. On the effective date of such substitution, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents and the entire Escrow Fund to a successor Escrow Agent that Parent and Selling Stockholder agree in writing. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

      ARTICLE FIFTH: The Escrow Agent shall receive the fees provided in Schedule B annexed hereto. In the event that such fees, expenses or costs incurred by, or any obligation owed to the Escrow Agent or its counsel, are not paid within 30 calendar days from the date the party responsible for such fees as set forth in said Schedule B has received the Escrow Agent's invoice, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder.

      ARTICLE SIXTH: Any modification of this Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.

      ARTICLE SEVENTH: In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent's error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings rate in effect in New York, New York.

      ARTICLE EIGHTH: This Agreement shall be governed by the laws of the State of New York in all respects. The parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in New York, New York in connection with any proceedings commenced regarding this Escrow Agreement, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Agreement, and all parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum.

      ARTICLE NINTH: This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

In witness whereof, the parties have executed this Agreement as of the date first above written.

CITIBANK, N.A.
as Escrow Agent


By
   -----------------------------------
                (Signature)


Print Name
           -----------------------------------
Title
      -----------------------------------


                                 BUREAU VERITAS, S.A.

                                 By
                                    -------------------------------------
                                                  (Signature)

                                 Print Name: Frank Piedelievre
                                 Title: President and Chief Executive Officer

                                 BUREAU VERITAS HOLDINGS, INC.

                                 By
                                    -------------------------------------
                                                  (Signature)

                                 Print Name: Frank Piedelievre
                                 Title: Chairman of the Board and President

                                 VOICE ACQUISITION CORP.

                                 By
                                    -------------------------------------
                                                  (Signature)

                                 Print Name: Frank Piedelievre
                                 Title: Chairman of the Board and President


                                 ----------------------------------------
                                 Dickerson Wright

STATE OF                                 )
         --------------------------------
                                        :ss:
COUNTY OF                                )
          -------------------------------


I,                         , a Notary Public in and for said County, in the
   ------------------------
State aforesaid, DO HEREBY CERTIFY that DICKERSON WRIGHT personally came before me and is the same person whose name is subscribed to the foregoing agreement, who, has appeared before me this day in person and acknowledged that s/he signed and delivered the said agreement as his/her own free and voluntary act for the uses and purposes therein set forth.

Given under my hand and Notarial Seal this         day of        _, 2002.
                                           -------        --------


                                                -------------------------------
                                                Notary Public

My commission expires:

------------------------

                                   Schedule A
                                   ----------

      1. Escrow Agreement. This Escrow Agreement is the escrow agreement
         ----------------
contemplated pursuant to Section 4.3 of that certain Contingent Payment Agreement ("CP Agreement") dated August 8, 2002 among BVHI, Selling Stockholder and Purchaser. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the CP Agreement.

      2. Establishment of Escrow. Upon consummation of the Offer, as such term
         -----------------------
is defined in that certain Merger Agreement among Parent, Purchaser and Hoboken, a Delaware corporation (the "Company"), Parent shall cause Purchaser to, and Purchaser shall, deliver to Escrow Agent the sum of US$5,000,000 (the "Escrowed Amount") and, upon Escrow Agent's receipt of the Escrowed Amount, the Escrow Agent shall accept such amount (as increased by any income earned thereon as deposited from time to time and as reduced by any disbursements pursuant to
Section 5, amounts withdrawn as contemplated in Schedule B or losses on investments, the "Escrow Fund") for deposit in escrow and, as soon as possible, invest the Escrowed Amount in accordance with the terms hereof. Escrow Agent shall immediately notify Selling Stockholder of its receipt of the Escrow Amount. Escrow Agent shall have no duty to solicit the Escrowed Amount.

      3. Investment of Escrow Amount. Except as Selling Stockholder and Parent
         ---------------------------
may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested in the [To Be Determined] until disbursement of the entire Escrow Fund. Escrow Agent is authorized upon receipt of joint written instructions of Selling Stockholder and Parent to liquidate in accordance with its customary procedures any portion of the Escrow Fund necessary to provide for payments required to be made as indicated in such written instructions received by the Escrow Agent in accordance with this Agreement.

      4. Reporting of Interest. The parties hereto agree that, for tax reporting
         ---------------------
purposes, all interest, gains and other income ("Escrow Earnings") in any calendar year shall (a) to the extent such Escrow Earnings are distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such calendar year, be allocated to such person or entity, and (b) otherwise be allocated to BVHI. If at any time BVHI (x) certifies in writing to the Escrow Agent pursuant to a Tax Distribution Amount Payment Instruction in the form of Exhibit I with a copy to Selling Stockholder: (i) that BVHI is required to pay taxes with respect to a portion of Escrow Earnings that are allocated to BVHI pursuant to clause (b) of the preceding sentence of this
Section 4 with respect to a calendar year, (ii) the amount of such allocated Escrow Earnings, and (iii) that such tax payment is due within thirty (30) calendar days of the date of such certification, and (y) directs the Escrow Agent to distribute to BVHI an amount equal to the amount of such allocated Escrow Earnings multiplied by 50 percent (the "Tax Distribution Amount"), then the Escrow Agent shall promptly distribute to BVHI such Tax Distribution Amount, or if less the then remaining balance of the Escrow Fund, from such allocated Escrow Earnings and Escrow Agent shall provide to Selling Stockholder notice of such distribution in accordance with Section 9. Any distributions made by Escrow Agent pursuant to this Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Selling Stockholder and BVHI will timely forward to the Escrow Agent all information required to enable the Escrow Agent to comply with any applicable reporting, withholding or backup withholding requirements. The parties hereto understand that, if the applicable tax identification numbers are not certified, or the applicable forms are not provided, to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of Escrow Earnings. The parties agree that this
Section 4 will be consistently adhered to by the parties and is intended to satisfy Proposed Treasury Regulation Section 1.468B-8(h)(2). This Section 4 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

      5. Rights in the Escrow. Parent, BVHI, Purchaser and Selling Stockholder
         --------------------
agree that the Escrow Fund held in escrow pursuant hereto shall be for the exclusive benefit of BVHI, Purchaser, Selling Stockholder and their respective successors and assigns, and, except as otherwise required by court order, no other person or entity shall have any right, title or interest therein, and, except as required by any such court order, any claim of any person to the Escrow Fund, or any part thereof, shall be subject and subordinated to the prior right thereto of BVHI, Purchaser and Selling Stockholder.

      6. Reporting of Accrued Interest and Fees of the Escrow Agent. At the
         ----------------------------------------------------------
request of either Parent or Selling Stockholder made prior to a contemplated distribution from the Escrow Fund or at such other times, not more frequently than once a month, Escrow Agent shall report to the requesting party for its review the amount of accrued interest earned to date on the Payment Amount, as such term is defined in the CP Agreement, and credited to the escrow account.

      7. Distribution from Escrow. The Escrow Agent shall continue to hold the
         ------------------------
Escrow Fund in escrow until authorized under this Escrow Agreement to distribute the Escrow Fund. The Escrow Agent shall distribute all or a portion of the Escrow Fund as follows:

           7.1 If and when the Payment Amount is finally determined pursuant to the CP Agreement, then either BVHI or Selling Stockholder ("Notifying Party") may provide written notice of such determination ("Notice of Determination") to Escrow Agent and the other party hereto ("Recipient"). The Notice of Determination shall be substantially in the form of Exhibit II, shall set forth the amount of EBIT of the Acquired Business for 2002 and the Payment Amount, and shall include a copy of the Balance Sheet and Income Statement, the report of the Auditors or Arbitrating Accountants, as the case may be, setting forth their written report of the determination, in accordance with the CP Agreement, of the amount of EBIT for the Acquired Business for the year ending December 31, 2002 and the Payment Amount. The Escrow Agent shall have no duty to validate or verify any of the information contained within the Notice of Determination.

           7.2 If Recipient does not notify the Escrow Agent in writing (with a copy to Notifying Party) within 30 calendar days after the Notice of Determination is given by Notifying Party that Recipient objects to disbursement of all or a portion of the Escrowed Fund, as provided for in the Notice of Determination, then the Escrow Agent shall as soon as practicable disburse from the Escrow Fund to Selling Stockholder:

              7.2.1. the Payment Amount,

              7.2.2. plus interest accrued on the Payment Amount from the date of deposit of the Escrowed Amount with the Escrow Agent until the date of disbursement less any portion of the Tax Distribution Amount paid to BVHI allocable to such interest.

Concurrent with the disbursement of such funds to Selling Stockholder, Escrow Agent shall disburse the remainder of the Escrow Fund, less any unpaid fees owed to the Escrow Agent, to BVHI.

           7.3 If Recipient notifies the Escrow Agent in writing (with a copy to Notifying Party) within 30 calendar days after the Notice of Determination is given by Notifying Party that Recipient objects to the proposed disbursement of Escrow Funds, then the Escrow Agent shall disburse Escrow Funds as soon as practicable only if, and to the extent (i) that BVHI and Selling Stockholder provide joint written instructions to the Escrow Agent or (ii) as determined by the final order, decree or judgment of a court of competent jurisdiction in New York, New York (the time for appeal having expired with no appeal being taken) in a proceeding to which BVHI and Selling Stockholder are parties as forwarded to the Escrow Agent by the prevailing party with a copy to the non-prevailing party.

           7.4 The Escrow Agent shall distribute all or a portion of the Escrow Fund as BVHI and Selling Stockholder may by joint written instruction direct the Escrow Agent.

      8. Termination of Escrow. The escrow and the respective rights and
         ---------------------
obligations of Parent, BVHI, Purchaser, Selling Stockholder and the Escrow Agent with respect thereto and with respect to the Escrow Fund shall terminate upon the payment by the Escrow Agent of the entire Escrow Fund in accordance with
Section 7. Notwithstanding any termination pursuant to this Section 8, the provisions of Article First shall survive such termination and remain in full force and effect.

      9. Notices. All notices, consents, waivers, and other communications under
         -------
this Agreement must be in writing in English and be given by one of the means specified in this Section 9 and shall be deemed to have been duly given (a) if delivered by hand, then upon delivery; (b) if sent by telecopier (with written confirmation of receipt), then upon transmission; (c) if mailed by certified mail, return receipt requested, then five business days after deposit with the postal service with first class postage and charges prepaid; and (d) if sent by a nationally recognized overnight delivery service (fee paid and receipt requested), then on the business day specified for delivery on the waybill therefor (or if no date is specified in such waybill, then on the second business day after the date of the waybill), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  If to Selling Stockholder:

                           Dickerson Wright
                           14175 Biscayne Place
                           Poway, California  92064
                           Telecopier:  (858) 487-4739
                           Telephone:  (858) 487-4787
                           (See Schedule C for Wire Instructions)
                                ----------
                  with a copy to:

                           O'Melveny & Myers LLP
                           Suite 100
                           114 Pacifica
                           Irvine, California 92618
                           Attn: J. Jay Herron
                           Fax: (949) 737-2300

                  If to Parent, BVHI or Purchaser:

                           c/o Bureau Veritas, S.A.
                           17 bis, Place des Reflets
                           La Defense 2
                           92400 Courbevoie, France
                           Attention:  Francois Tardan and Anne-France Saugnac
                           Telecopier:  011-33-1-42915488
                           Telephone: 011-33-1-42915449
                           (See Schedule C for Wire Instructions)
                                ----------

                  with a copy to:

                           Thelen Reid & Priest LLP
                           40 West 57th Street
                           New York, NY  10019, U.S.A.
                           Attention:  Burton K. Haimes
                           Telecopier: (212) 603-2001
                           Telephone: (212) 603-2060

                  If to Escrow Agent, to:

                           The Citigroup Private Bank
                           120 Broadway, 2nd floor
                           New York, NY 10271
                           Attention: Kerry McDonough
                           Telecopier: (212) 804-5401
                           Telephone: (212) 804-5499

      10. Benefit of Parties. All of the terms and provisions of this Agreement
          ------------------
shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall not be assignable by Selling Stockholder, other than to his legal representatives pursuant to the laws of descent and distribution.

      11. Entire Agreement. This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

      12. Facsimile Signatures. Facsimile signatures hereto shall be deemed to
          --------------------
have the same effect as original signatures.

      13. Captions. The captions of the Articles and Sections of this Agreement
          --------
are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article or Section hereof.

      14. Fees and Expenses of the Escrow Agent. The fees and expenses of the
          ---------------------------------------
Escrow Agent as outlined in the attached Schedule B shall be payable by BVHI.

                                                              [GRAPHIC] CITIBANK
                                   Schedule B
                                   ----------

                        SCHEDULE OF FEES FOR SERVICES AS
                                  ESCROW AGENT

                                          , 2002
                                 ---------

Acceptance Fee
--------------

To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, communication with other members of the working group:

         Waived

Flat Annual Administration Fee
------------------------------

To cover maintenance of accounts including safekeeping of assets, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent's records, follow-up of the Escrow Agreement's provisions, and any other duties required by the Escrow Agent under the terms of the Escrow
Agreement:

         Accounts (1):  $6,000 per Annum

Transaction Fee
---------------

         $100 per investment        Waived if funds are invested
                                    in the Citifunds Premium Liquid Reserves
                                    (onshore and offshore versions) money market mutual fund. Please note that fund administration charges, inclusive of
                                    Shareholder servicing fees, are built in to the net yields provided by each fund.

Legal Fee
---------

To cover review of legal documents by Citibank's outside counsel on behalf of Citigroup's Private Bank Custody & Advisor Services:

         AT COST  (if necessary)

Other Fees
----------

         $2,500 per amendment when necessary


--------------------------------------------------------------------------------

                                                              [GRAPHIC] CITIBANK
Assumptions:
-----------

o Funds to be invested in Citifunds Premium Liquid Reserves (onshore and offshore);
o   Governing law to be New York.
o   BVHI shall be responsible for the foregoing fees.

--------------------------------------------------------------------------------
The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity, nor does it include the fees of our legal counsel. Fees are also subject to satisfactory review of the documentation, and we reserve the right to modify them should the characteristics of the transaction change. Our participation in this program is subject to internal approval of the third party depositing monies into the escrow account. The acceptance fee is payable upon execution of the documents. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full. This Fee Schedule is offered for, and applicable to the program cited on page one only, and is guaranteed for thirty calendar days from the date on this proposal. After thirty calendar days, this offer can be extended in writing only by an authorized representative of Citibank, N.A.

                                   Schedule C
                                   ----------

A)    Selling Stockholder
      -------------------

        BANK ROUTING
        ------------
        --------------------------------------------------------------------
        ABA NO.:
        --------------------------------------------------------------------
        BANK NAME:
        --------------------------------------------------------------------
        ACCOUNT NUMBER:
        --------------------------------------------------------------------
        ACCOUNT NAME:
        --------------------------------------------------------------------
        A/C#:
        --------------------------------------------------------------------
        NOTES:  Please  contact                                           to
                                 ---------------------------------------
        notify them that the transfer is being made.
        --------------------------------------------------------------------

        --------------------------------------------------------------------

B)    BVHI
      ----

        BANK ROUTING
        ------------
        --------------------------------------------------------------------
        ABA NO.:          021 000 089
        --------------------------------------------------------------------
        BANK NAME:        Citibank, 153 East 53rd St., New York, NY  10043
        --------------------------------------------------------------------
        ACCOUNT NUMBER:53505184
        --------------------------------------------------------------------
        ACCOUNT NAME: Thelen Reid & Priest LLP Attorney Special Account
                      - FBO Bureau Veritas, S.A.
        --------------------------------------------------------------------
        NOTES: Please contact Jeanne Montalbano at (212) 559-2072 to notify them that the transfer is being made.
        --------------------------------------------------------------------

        --------------------------------------------------------------------

                  Schedules A, B and C are agreed to as above:

                                  BUREAU VERITAS, S.A.:


                                  By
                                     -------------------------------------
                                                  (Signature)


                                  Print Name: Frank Piedelievre
                                  Title: President and Chief Executive Officer

                                  BUREAU VERITAS HOLDINGS, INC.:


                                  By
                                     -------------------------------------
                                                  (Signature)

                                  Print Name: Frank Piedelievre
                                  Title: Chairman of the Board and President

                                  VOICE ACQUISITION CORP.:


                                  By
                                     -------------------------------------
                                                  (Signature)

                                  Print Name: Frank Piedelievre
                                  Title: Chairman of the Board and President


                                  ----------------------------------------
                                  Dickerson Wright


                                  CITIBANK, N.A.


                                  By:
                                     -------------------------------------




Citibank Escrow Agreement

                                                                       Exhibit I

                         FORM OF TAX DISTRIBUTION AMOUNT
                               PAYMENT INSTRUCTION

                                                          , 2003
                                            --------------

The Citigroup Private Bank
120 Broadway, 2nd floor
New York, NY 10271
Attention: Kerry McDonough

Ladies and Gentlemen:

      This Tax Distribution Amount Payment Instruction (this "Tax Distribution Notice") is being given pursuant to Section 4 of that certain Escrow Agreement
(the "Escrow Agreement") dated as of           , 2002, among Bureau Veritas,
                                     ----------
S.A., a French societe anonyme ("Parent"), Bureau Veritas Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("BVHI"), Voice Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of BVHI ("Purchaser"), Dickerson Wright, a resident of California ("Selling Stockholder"), and Citibank, N.A., a national banking association (the "Escrow Agent") and that certain Contingent Payment Agreement (the "CP Agreement") dated as of August 8, 2002 among Selling Stockholder, BVHI and Purchaser. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

      BVHI hereby notifies the Escrow Agent as follows:

      1. BVHI is required to pay taxes with respect to a portion of the Escrow Earnings that is allocated to BVHI pursuant to Section 4 of the Escrow Agreement.

      2. The amount of the Escrow Earnings allocated to BVHI is $          .
                                                                 ----------

      3. The tax payment is due within 30 calendar days of the date of this Tax Distribution Notice.

      4. BVHI hereby directs the Escrow Agent immediately to distribute to BVHI
$          , being an amount equal to the amount of the allocated Escrow
 ----------
Earnings ($     ) multiplied by 50% or, if less, the remaining balance of the
           -----
Escrow Fund. Escrow Agent is hereby directed to distribute such amount to the account of BVHI as follows:

      Bank Name:
      ABA Number:
      Account Name:     BVHI
      Please contact         at          to notify them that the transfer has
                     -------    --------
been made.

      5. A copy of this Tax Distribution Notice has been sent to Selling Stockholder at his address as set forth in Section 2.6 of the Escrow Agreement.

                                        Very truly yours,

                                                BVHI

                                                By:
                                                    ------------------
                                                    Name
                                                         -------------
                                                    Title:
                                                           --------------

cc:   Dickerson Wright
      J. Jay Herron

                                                                      Exhibit II
                                                                       Version A

                            NOTICE OF DETERMINATION
                           [IF DETERMINED BY AUDITOR]

                                                              , 2003
                                                --------------

The Citigroup Private Bank
120 Broadway, 2nd floor
New York, NY 10271
Attention: Kerry McDonough

Re:    Escrow Account No. 361085
                          ------

Ladies and Gentlemen:

      This Notice of Determination (this "Notice of Determination") is being given pursuant to Section 7 of that certain Escrow Agreement (the "Escrow
Agreement") dated as of           , 2002, among Bureau Veritas, S.A. a French
                        ----------
societe anonyme ("Parent"), Bureau Veritas Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("BVHI"), Voice Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of BVHI ("Purchaser"), Dickerson Wright, a resident of California ("Selling Stockholder"), and Citibank, N.A., a national banking association (the "Escrow Agent") and that certain Contingent Payment Agreement (the "CP Agreement") dated as of August 8, 2002 among Selling Stockholder, BVHI and Purchaser. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the CP Agreement.

      The undersigned hereby notifies the Escrow Agent as follows:

      1. Auditors have determined that EBIT for the Acquired Business for 2002
is in excess of $      million.
                 -----

      2. Auditors have determined that the Payment Amount, as determined in
accordance with Section 3.1 of the CP Agreement, is $     .
                                                     -----

      3. The determination of the Payment Amount is the final and binding determination of such amount because [Select as appropriate from the following]

      [BVHI and Selling Stockholder have accepted the written report of Auditors, a copy of which is attached hereto as Exhibit A.]

      [On          2003, BVHI delivered to Selling Stockholder the Balance
          --------
Sheet, Income Statement and a written report of the Auditor, a copy of which is attached, setting forth EBIT for the Acquired Business for the year ended December 31, 2002 and Payment Amount and BVHI did not receive written objection from Selling Stockholder within 30 calendar days after the date of delivery of such materials to Selling Stockholder.]

      [BVHI and Selling Stockholder have, after consultation with one another, agreed upon the Payment Amount and BVHI and Selling Stockholder have jointly issued this Notice of Determination as evidenced by the authorized signatures below.]

      4. The undersigned hereby instructs the Escrow Agent to pay $    ,
                                                                   ----
calculated as set forth below, from the Escrow Fund to Selling Stockholder in accordance with the wire transfer instructions set forth in Part A of Schedule C.

                Payment Amount                                          $
                                                                         ------------
                plus interest earned on the Payment Amount less any
                  portion of the Tax Distribution Amount paid to BVHI
                  allocable to such interest                            +$
                                                                         ============

                       Amount Payable to Selling Stockholder            $
                                                                         ============


      5. The undersigned hereby instructs the Escrow Agent to pay to BVHI the remaining portion of the Escrow Fund, less any unpaid fees of Escrow Agent, as provided for in Part B of Schedule C.

                           Very truly yours,

                                   [BVHI



                                   By:                   ]
                                       ------------------

                                          or/and [as appropriate]


                                   [-----------------------]
                                   Dickerson Wright

cc:    J. Jay Herron
       Burton K. Haimes
       [BVHI] or [Dickerson Wright]

                                                                       EXHIBIT A

                             Issued by the Auditors
                        Report of Independent Accountants

To the Management of BVHI
To Mr. Dickerson Wright

      We have audited the accompanying special-purpose consolidated balance sheet of U.S. Laboratories Inc. and subsidiaries as of December 31, 2002 and related income statement of U.S. Laboratories Inc. and subsidiaries for the year ended December 31, 2002. This financial statement is the responsibility of U.S. Laboratories Inc.'s management; our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying special-purpose financial statement was prepared for the purpose of determining EBIT of the Acquired Business for the year ended December 31, 2002 and the Payment Amount as provided for in Section 3.1 of the Contingent Payment Agreement (the "Agreement") dated August 8, 2002 among Bureau Veritas Holdings, Inc., a Delaware corporation ("BVHI"), Dickerson Wright and Voice Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Parent.

      In our opinion, the special-purpose financial statement referred to above and the accompanying statements of EBIT of the Acquired Business for the year ended December 31, 2002 and Payment Amount present fairly, in all material respects, the consolidated financial position of the Acquired Business at, and for the year ended, December 31, 2002 in accordance with the terms of the Agreement described in the preceding paragraph.

      This report is intended solely for the information and use of the management of BVHI and Dickerson Wright and should not be used for any other purpose.

Auditor Signature

                    , 2003
--------------------

                                                                      Exhibit II
                                                                       Version B

                             NOTICE OF DETERMINATION
                    [IF DETERMINED BY ARBITRATING ACCOUNTANT]

                                                              , 2003
                                                --------------

Citigroup Private Bank
120 Broadway, 2nd floor
New York, NY 10271
Attention: Kerry McDonough

Re:    Escrow Account No.  361085
                           ------

Ladies and Gentlemen:

      This Notice of Determination (this "Notice of Determination") is being given pursuant to Section 7 of that certain Escrow Agreement (the "Escrow
Agreement") dated as of           , 2002, among Bureau Veritas, S.A. a French
                        ----------
societe anonyme ("Parent"), Bureau Veritas Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("BVHI"), Voice Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of BVHI ("Purchaser"), Dickerson Wright, a resident of California ("Selling Stockholder"), and Citibank, N.A., a national banking association (the "Escrow Agent") and that certain Contingent Payment Agreement (the "CP Agreement") dated as of August 8, 2002 among Selling Stockholder, BVHI and Purchaser. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the CP Agreement.

      The undersigned hereby notifies the Escrow Agent as follows:

      1.               is the Arbitrating Accountant agreed upon by BVHI and
         -------------
Selling Stockholder.

      2. Arbitrating Accountant has determined that:

           2.1 EBIT for the Acquired Business for 2002 is in excess of $
                                                                        -----
      million;

           2.2. The Payment Amount is $     ;
                                       -----

           2.3 The fees, costs and expenses of the Arbitrating Accountant are
      $        ;
       --------

           2.4 EBIT has [has not] been understated by three percent or more and therefore [BVHI] [Selling Stockholder] shall pay the fees of the Arbitrating Accountant.

      3. The determinations set forth in Section 2 above are the final determinations of the Arbitrating Accountant.

      4. Attached as Exhibit A is the report of the Arbitrating Accountant setting forth such determination. Such report has been prepared in accordance with Section 4.2 of the CP Agreement.

      5. The undersigned hereby instructs the Escrow Agent to pay $    ,
                                                                   ----
calculated as set forth below, from the Escrow Fund to Selling Stockholder in accordance with the wire transfer instructions set forth in Part A of Schedule C.

                  Payment Amount                                                   $
                                                                                    ------------

                  plus interest earned on the Payment Amount less any
                     portion of the Tax Distribution Amount paid to BVHI
                     allocable to such interest                                    +$
                                                                                     -----------

                  less the fees, costs and expenses of the Arbitrating
                     Accountant  [if applicable]                                   -$
                                                                                     -----------

                          Amount Payable to Selling Stockholder                     $
                                                                                     ===========


      6. The undersigned hereby instructs the Escrow Agent to pay to BVHI the remaining portion of the Escrow Fund, less any unpaid fees of the Escrow Agent, as provided for in Part B of Schedule C.

                              Very truly yours,

                                     [BVHI


                                     By:                   ]
                                         ------------------

                                                or [as appropriate]


                                     [-----------------------]
                                     Dickerson Wright

cc:    J. Jay Herron
       Burton K. Haimes
       [BVHI] or [Dickerson Wright]



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